For Immediate Release

Contact:

Andrew M. O'Shea
Chief Financial Officer
(860) 298-0444

or

Barbara J. Cano
Adam Friedman Associates
(212) 981-2529 ext. 22

MOSCOW CABLECOM ANNOUNCES APPOINTMENT OF NEW DIRECTORS

March 15, 2004 New York, NY- Moscow CableCom Corp. (NASDAQ: MOCC) today announced the election of four new members to its Board of Directors, which will broaden the Board's overall scope of experience and talent.  The Company also announced the resignation of one director.

Vladimir Serdyuk, Deputy General Director of Moscow Telecommunications Corp. ("COMCOR"), the Company's largest shareholder as a result of Moscow CableCom's recent acquisition of ComCor- TV: ("CCTV"), was elected a director of the Company effective March 10, 2004.  Mr. Serdyuk is also a Director of CCTV, MBTS Bank, Integra Telecom and Center-Telco, all based in Moscow, Russia.

The Board also elected Valentin Lazutkin, Sergey Mitrikov and Alexander Vladislavlev as Company Directors effective March 11, 2004.  Moscow CableCom expanded its Board by two seats to accommodate Messrs. Mitrikov and Vladislavlev, nominees of the government of the City of Moscow.

Mr. Lazutkin is Deputy Chairman of "E-Moscow" Coordinating Council and Board of Directors.  He is a member of the Russian TV Academy, International TV Academy and Russian Academy of Natural Sciences.  Mr. Lazutkin is also the Director of National TV Broadcasters Association, and Russian CATV Association.

Mr. Mitrikov is the Chief of the IT Department of Moscow Government.

Mr. Vladislavlev is an elected member of the Russian Federation Duma (Parliament) and Chairman of its Investment Policy and Investors Rights Protection Commission.

Also on March 10, 2004, the Company accepted the resignation of Peter N. Bennett as a director, which he tendered to accommodate the seating of the new directors in accordance with terms of the agreements that led to the Company's acquisition of CCTV.

Francis E. Baker, Chairman, stated, "We are very pleased to welcome our new directors to the Board.  Their technical expertise, business acumen and standing within the Moscow business community will greatly contribute to Moscow CableCom's success in meeting our goals to deliver communication, information and entertainment services through CCTV's expanding access network.

"We also very much appreciate Peter Bennett's contributions to the Company throughout his thirteen-year tenure on the Board.  We intend to continue to benefit from his counsel in a less formal role."

About Moscow CableCom

Moscow CableCom, formerly known as Andersen Group Inc., is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of ComCor-TV, a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to COMCOR's MFON to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, its ability to achieve positive cash flow and Moscow CableCom's ability to raise funds for the expansion of CCTV's network, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends. These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 28, 2003 and other public filings made by the Company with the Securities and Exchange Commission, including but not limited to our Proxy Statement filed on October 14, 2003 and our Form 10-Q for the period ended November 30, 2003, which descriptions are incorporated herein by reference. Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.